                                                                    Exhibit 7(c)

  THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.


                       WARRANT TO PURCHASE COMMON STOCK
                                      OF
                              OMNISKY CORPORATION

          This Warrant is issued to Omni Holdings, Inc., a Delaware corporation ("Holder"), by OmniSky Corporation, a Delaware corporation (the "Company"), on June 4, 2001 (the "Warrant Issue Date"). This Warrant is issued pursuant to the terms of that certain Exchange Agreement dated as of the date hereof (the "Exchange Agreement") in connection with the Company's issuance to the Holder of shares of the Company's Common Stock, par value $.001 per share ("Common Stock"), and this Warrant in exchange for the assignment to the Company by the Holder of its 50% membership interest in OmniSky International, LLC. All capitalized terms not defined herein shall have their respective meanings as set forth in the Exchange Agreement.

     1.   Purchase of Shares.
          ------------------

          (a) Subject to the terms and conditions hereinafter set forth and set forth in the Exchange Agreement, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the holder hereof in writing), to purchase from the Company up to a number of shares of fully paid and nonassessable shares of Common Stock of the Company, as more fully described below.

          (b) This Warrant shall be exercisable for that number of shares of the Company's Common Stock equal to the quotient of (x) $3,000,000, divided by
(y) one hundred twenty percent (120%) of the average of the closing bid prices of the Common Stock on the NASDAQ National Market for the ten (10) consecutive trading days immediately preceding the Warrant Issue Date (the "Exercise Price"). The number of shares of Common Stock issuable pursuant to this Section 1 (the "Warrant Shares") shall be subject to adjustment pursuant to Section 8 hereof.

          (c) Notwithstanding anything to the contrary herein, the Company shall not be required to issue any shares upon exercise of this Warrant if such issuance would cause the Company to be in violation of applicable federal securities laws or the rules and regulations of the National Association of Securities Dealers by virtue of such exercise; provided, however, that the Company agrees to use its best efforts to make alternative arrangements to complete the exercise by the Holder hereof in compliance with applicable securities laws and the rules and regulations of the National Association of Securities Dealers if such laws and rules and regulations permit such alternative arrangements.

     2.  Exercise Price. This Warrant shall entitle the Holder to purchase
         --------------
Warrant Shares at a purchase price per share equal to the Exercise Price, subject to adjustment from time to time pursuant to Section 8 hereof.

     3.  Exercise Period. This Warrant shall be exercisable, in whole or in
         ---------------
part, during the term commencing on the Warrant Issue Date and ending on June 4, 2006 (the "Expiration Date"). If this Warrant is not exercised on or before the Expiration Date, this Warrant shall no longer be exercisable and shall become null and void.

     4.  Method of Exercise. While this Warrant remains outstanding and
         ------------------
exercisable in accordance with Section 3 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. Such exercise shall be effected by:

         (a) the surrender of this Warrant, together with a duly executed copy of the form of Notice of Election attached hereto, to the Secretary of the Company at its principal offices; and

         (b) the payment to the Company, by wire transfer of immediately available funds to an account designated by the Company, of an amount equal to the aggregate Exercise Price for the number of Shares being purchased.

     5.  Net Exercise. In lieu of exercising this Warrant pursuant to Section 4,
         ------------
the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the holder hereof a number of shares of Common Stock computed using the following formula :

                         Y (A - B)
                         ---------
                    X =      A

       Where:  X =  The number of shares of Common Stock to be issued to the
                    Holder pursuant to this net exercise;

               Y = The number of Shares in respect of which the net issue election is made;

               A = The Current Market Value (as hereinafter defined) of one share of the Common Stock at the time the net issue election is made;

               B = The Exercise Price (as adjusted to the date of the net issuance).

For purposes of this Agreement, the "Current Market Value" of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the NASDAQ National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the twenty (20) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the twenty (20) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

     6.  Certificates for Shares. Upon the exercise of the purchase rights
         -----------------------
evidenced by this Warrant, one or more certificates for the number of Warrant Shares so purchased shall be issued as soon as practicable thereafter (with appropriate restrictive legends, if applicable), and in any event within five
(5) Business Days of the delivery of the Notice of Exercise.

     7.  Reservation and Issuance of Shares.  The Company covenants that:
         ----------------------------------
         (a) the Shares, when issued pursuant to the exercise of this Warrant, will be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof; and

         (b) the Company shall at all times prior to the Expiration Date reserve and keep available for issuance upon exercise of this Warrant such number of its duly authorized but unissued shares of Common Stock as will be sufficient to permit the exercise of this Warrant in full.

     8.  Adjustment of Exercise Price and Number of Shares. The number of and
         -------------------------------------------------
kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as follows:

         (a) If at any time or from time to time after the date hereof the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class), (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares, (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date of such dividend, distribution, subdivision, combination, reclassification or recapitalization shall be adjusted so that the Holder shall be entitled to receive upon exercise of this Warrant the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, the Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 8(a) shall be made immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization, to allow the purchase of such aggregate number and kind of shares .

         (b) If at any time or from time to time after the date hereof the Company shall (i) issue or sell any Common Stock or Common Stock Equivalents (as hereinafter defined) to all holders of any class of Common Stock without consideration or for consideration per share (determined (1) in the case of Common Stock Equivalents, by dividing
(x) the total amount received or receivable by the Company in consideration of the sale and issuance of such Common Stock Equivalents plus the minimum aggregate consideration payable to the Company upon exercise or conversion or exchange thereof by (y) the total number of shares of Common Stock covered by such Common Stock Equivalents and (2) in the case of any noncash consideration, as determined in good faith by the Board of Directors of the Company) less than the Current Market Value of the Common Stock in effect immediately prior to the date of such issuance or sale (other than issuances of Common Stock or Common Stock Equivalents to employees of the Company pursuant to employee benefit plans covered by a registration statement on Form S-8) or (ii) fix a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock (or Common Stock Equivalents) at a price (or having an exercise or conversion price per share) less than the Current Market Value in effect immediately prior to the record date described below, the Exercise Price shall be adjusted so that the Exercise Price shall equal the price determined by multiplying the Exercise Price in effect immediately prior to the date of such sale or issuance (which date in the event of distribution to shareholders shall be deemed to be the record date set by the Company to determine shareholders entitled to participate in such distribution) by a fraction: (1) the numerator of which shall be (A) the number of shares of Common Stock outstanding on the date of such sale or issuance plus (B) the number of additional shares of Common Stock which the aggregate consideration received by the Company upon such issuance or sale (plus the aggregate of any additional amount to be received by the Company upon the exercise of such subscription rights, options or warrants) would purchase at the Current Market Value; and (2) the denominator of which shall be (A) the number of shares of Common Stock outstanding on the date of such issuance or sale plus
(B) the number of additional shares of Common Stock offered for the subscription or purchase (or into which the Common Stock Equivalents so offered are exercisable or convertible). Any adjustments required by this Section 8(b) shall be made immediately after such issuance or sale or record date, as the case may be. Such adjustments shall be made successively whenever such event shall occur. To the extent that shares of Common Stock (or Common Stock Equivalents) are not delivered after the expiration of such subscription rights, options or warrants, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect had the adjustments made upon the issuance of such rights, options or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or Common Stock Equivalents) actually delivered. For purposes of this Agreement, "Common Stock Equivalents" shall mean any securities of the Company that are convertible into or exercisable or exchangeable for shares of Common Stock.

         (c) If at any time or from time to time after the date hereof the Company shall fix a record date for the issuance or making a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing corporation) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 8(a) hereof, cash dividends or cash distributions paid out of net profits or earned surplus legally available therefor and in the ordinary course of business or subscription rights, options or warrants for Common Stock or Common Stock Equivalents (excluding those referred to in Section 8(b) hereof) (any such non-excluded event being herein called a "Special Dividend"), (i) the Exercise
Price shall be
decreased immediately after the record date for such Special Dividend to a price determined by multiplying the Exercise Price in effect on such record date less the fair market value (as determined by the Company's Board of Directors) of the evidences of indebtedness, securities or property, or other assets issued or distributed in such Special Dividend applicable to one share of Common Stock or of such subscription rights or warrants applicable to one share of Common Stock and (B) the denominator of which shall be such Exercise Price then in effect and
(ii) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction (x) the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and (y) the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. Any adjustment required by this Section 8(c) shall be made successively whenever such a record date is fixed and in the event that such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price that was in effect immediately prior to such record date.

         (d) If at any time or from time to time after the date hereof the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, then in lieu of an adjustment in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant, the Holder, upon the exercise hereof at any time after such distribution, shall be entitled to receive from the Company, such subsidiary or both, as the Company shall determine, the stock or other securities to which such Holder would have been entitled if the Holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 8, and the Company shall reserve, for the life of this Warrant, such securities of such subsidiary or other corporation.

         (e) Whenever the Exercise Price payable upon exercise of this Warrant is adjusted pursuant to paragraph (a) and (b) of this Section 8, the Warrant Shares shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date thereof and dividing the product so obtained by the Exercise Price, as adjusted.

         (f) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase and decrease of at least one percent (1%) in the Exercise Price or the number of Warrant Shares purchasable upon the exercise of this Warrant; provided, however, that any adjustments which by reason of this Section 8(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 8 shall be made to the nearest cent or to the nearest share, as the case may be.

         (g) In the event that at any time, as a result of any adjustment made pursuant to Section 8(a) hereof, the Holder thereafter shall become entitled to receive any shares of capital stock of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Section 8(a) hereof or this Section 8(g).

         (h) In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another corporation (other than merger with a subsidiary in which the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall provide, in a manner satisfactory to the Holder, as a condition precedent to such transaction, that the Holder has the right thereafter, upon payment of the Exercise Price in effect immediately prior to such action, to receive from such successor or purchasing corporation upon exercise of this Warrant the kind and amount of shares and other securities and property which it would have owned or have been entitled to receive after the happening of such reclassification, change, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action. Such provision shall require adjustments be made in respect of such shares of stock and other securities and property, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. In the event that in connection with any such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for, or of, a security of the Company other than Common Stock, any such issue shall be treated as an issue Common Stock covered by the provisions of this Section 8. The provisions of this Section 8(h) shall similarly apply to successive reclassifications, capital reorganizations, consolidations, mergers, sales or conveyances.

     9.  Notice of Adjustment. Whenever the number of Warrant Shares or the
         --------------------
Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Holder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares of Common Stock purchasable upon the exercise of this Warrant and the Exercise Price for such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

     10. No Fractional Shares or Scrip. No fractional shares or scrip
         -----------------------------
representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor on the basis of the Exercise Price then in effect.

     11. No Stockholder Rights.  Nothing contained in this Warrant shall be
         ---------------------
construed as conferring upon the Holder or its transferee the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any rights whatsoever as shareholders of the Company. The Company shall give notice to the Holder by certified mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

         (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution (other than a cash dividend or cash distribution paid out of net profits or earned surplus legally available therefor and in the ordinary course of business) to all holders of Common Stock;

         (b) the Company shall authorize the issuance to all holders of Common Stock of any additional share of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

         (c) a dissolution, liquidation or winding up of the Company shall be proposed; or

         (d) a capital reorganization or reclassification of the Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety.

Such giving of notice shall be initiated at least ten Business Days prior to the date fixed as a record date or effective date or the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

     12. Investor Representation.  The Holder is an institutional "accredited
         -----------------------
investor," as that term is defined in one of Sections (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act, which forms a part of Regulation D thereunder, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risk of an investment in the Warrant and the Warrant Shares. Holdings will acquire the Warrant and, upon exercise, the Warrant Shares solely for its own account for investment purposes only and not with a view to, or for, the resale, distribution, subdivision or fractionalization thereof, or for the account, in whole or in part, of others, in violation of any securities laws

     13. Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost,
         --------------------------------------------
stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

     14. Transfers of Warrant.  This Warrant and the rights hereunder are not
         --------------------
transferable without the prior written consent of the Company; provided, however, that no such consent shall be required if the Holder transfers this Warrant and the rights hereunder to an Affiliate of the

Holder; and, provided further, that such transferee shall be subject to the terms of this Warrant to the same extent as if it were the original hereunder, including without limitation the representation set forth in Section 12.

     15. Successors and Assigns. The terms and provisions of this Warrant and
         ----------------------
the Exchange Agreement shall inure to the benefit of, and be binding upon, the Company and the Holders hereof and their respective successors and assigns.

     16. Amendments and Waivers. Any term of this Warrant may be amended and the
         ----------------------
observance of any term of this Warrant may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holder.

     17. Notices. All notices required under this Warrant and shall be deemed to
         -------
have been given or made for all purposes (i) upon personal delivery, (ii) upon confirmation receipt that the communication was successfully sent to the applicable number if sent by facsimile; (iii) one day after being sent, when sent by professional overnight courier service, or (iv) five days after posting when sent by registered or certified mail. Notices to the Company shall be sent to the principal office of the Company (or at such other place as the Company shall notify the Holder hereof in writing). Notices to the Holder shall be sent to the address of the Holder on the books of the Company (or at such other place as the Holder shall notify the Company hereof in writing).

     18. Attorneys' Fees. If any action of law or equity is necessary to enforce
         ---------------
or interpret the terms of this Warrant, the prevailing party shall be entitled to its reasonable attorneys' fees, costs and disbursements in addition to any other relief to which it may be entitled.

     19. Captions. The section and subsection headings of this Warrant are
         --------
inserted for convenience only and shall not constitute a part of this Warrant in construing or interpreting any provision hereof.

     20. Governing Law. This Warrant shall be governed by the laws of the State
         -------------
of New York as applied to agreements among Delaware residents made and to be performed entirely within the State of New York.

         IN WITNESS WHEREOF, OmniSky Corporation caused this Warrant to be executed by an officer thereunto duly authorized.

                                            OMNISKY CORPORATION


                                            By: /s/ Lawrence S. Winkler
                                                ------------------------------
                                            Name: Lawrence S. Winkler
                                            Title: Chief Financial Officer

                              NOTICE OF EXERCISE
                              ------------------

To: OmniSky Corporation

          The undersigned hereby elects to [check applicable subsection]:

________  (a)  Purchase _________________ shares of Common Stock of OmniSky
               Corporation pursuant to the terms of the attached Warrant and payment of the Exercise Price per share required under such Warrant accompanies this notice;

          OR

________  (b)  Exercise the attached Warrant for [all of the shares] [________
               of the shares] [cross out inapplicable phrase] purchasable under the Warrant pursuant to the net exercise provisions of Section 5 of such Warrant.

          The undersigned hereby represents and warrants that the undersigned is acquiring such shares for its own account for investment purposes only, and not for resale or with a view to distribution of such shares or any part thereof.

                              WARRANTHOLDER:

                              _________________________________________


                              By:______________________________________
                                 [NAME]

                    Address:  _________________________________________

                              _________________________________________

Date:________________


Name in which shares should be registered:


________________________________________

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